As filed with the Securities and Exchange Commission on January 10, 2000
                                                     Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 TEKTRONIX, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

                  OREGON                                  93-0343990
       (State or other jurisdiction                     (IRS Employer
     of incorporation or organization)                Identification No.)

          14200 SW Karl Braun Dr.                           97077
            Beaverton, Oregon                             (Zip Code)
          (Address of Principal
            Executive Offices)

                                ---------------

                                 Tektronix, Inc.
                 Non-Employee Directors Stock Compensation Plan
                              (Full title of plan)

                                 James F. Dalton
                       Vice President and General Counsel
                                 Tektronix, Inc.
                             14200 SW Karl Braun Dr.
                               Beaverton, OR 97077
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 627-7111

                                    Copy to:

                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                                              Proposed      Proposed
                                              Maximum       Maximum
                                              Offering      Aggregate     Amount of
Title of Securities      Amount to Be         Price Per     Offering      Registration
to Be Registered         Registered           Share(1)      Price(1)      Fee
--------------------------------------------------------------------------------------
Common Shares,           20,000 Shares(2)     $35.28        $705,600      $186.28
no par value
--------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to
     Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices of the Common Shares on the
     New York Stock Exchange on January 6, 2000 as reported in The Wall Street Journal.

(2) These shares have been purchased or will be purchased in the open market for purposes of the registrant's Non-Employee Directors Stock Compensation Plan.

                                        PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
        ----------------------------------------

     The following documents filed by Tektronix, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        --------------------------

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     The Oregon Business Corporation Act (the "Oregon Act") permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the Company and its shareholders for monetary damages for conduct as directors, except that no such provision may eliminate or limit a director's liability for (a) breach of the director's duty of loyalty to the Company or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit. The Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), limit the personal liability of directors to the Company and its shareholders for monetary damages for conduct as directors to the fullest extent permitted by the Oregon Act.

     The Oregon Act and the Company's Restated Articles and Bylaws, as amended (the "Bylaws"), contain provisions regarding indemnification of directors and officers. In addition, certain directors and officers have entered into indemnity agreements (the "Indemnity Agreements") with the Company. The general effect of the Oregon Act, the Restated Articles, the Bylaws and the Indemnity Agreements can be summarized as follows:

     (a) The Oregon Act provides that a director or officer who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of a corporation (1) shall be indemnified by the corporation for reasonable expenses of such litigation when the director or officer is wholly successful on the merits or otherwise, (2) may be indemnified by the corporation for expenses, judgments, fines, penalties and amounts paid in settlement of such litigation (other than a derivative suit), even if the director or officer is not successful on the merits or otherwise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful) and (3) may be indemnified by the corporation for expenses of a derivative suit (a proceeding by or in the right of the corporation), even if the director or officer is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that the director or officer is not adjudged liable to the corporation. The indemnification described in clauses (2) and (3) above may be made only upon a determination by (a) a majority of a quorum of disinterested directors or a committee of disinterested directors, (b) independent legal counsel or (c) the shareholders that indemnification is proper because the applicable standard of conduct has been met. The Oregon Act authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified. The Oregon Act authorizes a court to award additional indemnification. The Oregon Act also authorizes a corporation to provide officers' and directors' liability insurance and provides that statutory indemnification rights are not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, board action, vote of shareholders or otherwise.

     (b) The Company's Restated Articles and Bylaws provide that the company shall indemnify to the fullest extent then permitted by law a person who is made a party to an action, suit or proceeding, whether civil, criminal, administrative or otherwise (including a derivative action) because that person
(1) is or was a director or officer of the Company or (2) is or was serving at the request of the Company as a director or officer of another corporation, partnership or enterprise. The indemnity shall extend to all expenses, amounts paid in settlement, judgments and fines incurred by the director or officer.

     (c) The Company has entered into Indemnity Agreements with certain directors and officers, which require the Company to indemnify the officer or director to the fullest extent permitted by law. The Indemnity Agreements also alter or clarify the statutory indemnity in the following respects, subject to specified exceptions: (1) indemnity is explicitly provided for settlements in derivative actions, (2) prompt indemnification is required unless a determination is made that the director or officer has not met the required standard, (3) indemnification is provided with respect to a proceeding involving a claim for breach of fiduciary duty and (4) prompt advancement of expenses is required upon receipt of an undertaking that the director or officer will repay such amounts if it is ultimately determined that he or she is not entitled to indemnification, unless a determination is made that the director or officer has not met the required standard.

     The Company has obtained insurance protecting officers and directors against certain liabilities which they may incur in their capacities as such.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

     Not applicable.

Item 8. Exhibits.
        ---------

        4.1 Restated Articles of Incorporation, as amended, of the Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed October 9, 1998 for the quarter ended August 29, 1998. SEC File No. 1-4837.

        4.2 Bylaws, as amended, of the Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed April 5, 1996 for the 13 weeks ended February 25, 1995. SEC File No. 1-4837.

        4.3 Rights Agreement, dated August 16, 1990, between the Company and First Chicago Trust Company of New York. Incorporated by reference to the Company's Current Report on form 8-K dated August 16, 1990.

        5.1   Opinion of Stoel Rives LLP. 23.1 Consent of Deloitte & Touche LLP.

        23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1).

        24.1  Powers of Attorney.


Item 9. Undertakings.
        -------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on January 6, 2000.

                                       TEKTRONIX, INC.


                                       By CARL W. NEUN
                                          --------------------------------------
                                         Carl W. Neun
                                         Senior Vice President and
                                         Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 6th day of January, 2000.

              Signature                               Title
              ---------                               -----

(1)  Principal Executive Officer:

    *JEROME J. MEYER
     ----------------------------------     Chairman, Chief Executive
     Jerome J. Meyer                        Officer, President and Director


(2)  Principal Financial Officer:

     CARL W. NEUN
     ----------------------------------     Senior Vice President and
     Carl W. Neun                           Chief Financial Officer


(3)  Directors:

    *PAULINE LO ALKER
     ----------------------------------     Director
     Pauline Lo Alker


    *A. GARY AMES
     ----------------------------------     Director
     A. Gary Ames

    *GERRY B. CAMERON
     ----------------------------------     Director
     Gerry B. Cameron


    *DAVID N. CAMPBELL
     ----------------------------------     Director
     David N. Campbell


    *PAUL C. ELY, JR.
     ----------------------------------     Director
     Paul C. Ely, Jr.


    *A.M. GLEASON
     ----------------------------------     Director
     A.M. Gleason


    *MERRILL MCPEAK
     ----------------------------------     Director
     Merrill McPeak


    *WILLIAM D. WALKER
     ----------------------------------     Director
     William D. Walker


    *FRANK C. GILL
     ----------------------------------     Director
     Frank C. Gill



     ----------------------------------     Director
     Ralph V. Whitworth


    *By CARL W. NEUN
        -------------------------------
        Carl W. Neun, Attorney-in-fact

                                  EXHIBIT INDEX

                                                                      Sequential
Exhibit                                                                  Page
Number                         Document Description                     Number
-------                        --------------------                   ----------

 4.1     Restated Articles of Incorporation, as amended, of the           --
         Company. Incorporated by reference to Exhibit (3) to the Company's Form 10-Q filed October 9, 1998 for the quarter ended August 29, 1998. SEC File No. 1-4837.

 4.2     Bylaws, as amended, of the Company. Incorporated by              --
         reference to Exhibit (3) to the Company's Form 10-Q filed April 5, 1996 for the 13 weeks ended February 25,
         1995. SEC File No. 1-4837.

 4.3     Rights Agreement, dated August 16, 1990, between the             --
         Company and First Chicago Trust Company of New York.
         Incorporated by reference to the Company's Current
         Report on form 8-K dated August 16, 1990.

 5.1     Opinion of Stoel Rives LLP.                                      --

 23.1    Consent of Deloitte & Touche LLP.                                --

 23.2    Consent of Stoel Rives LLP (included in Exhibit 5.1).            --

 24.1    Powers of Attorney.                                              --